UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Multi-Fineline Electronix, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

January 25, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc. that will be held on Tuesday, March 21, 2006, at 9:00 a.m. at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614.

The formal notice of the Annual Meeting and the Proxy Statement are included with this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly. A copy of our 2005 Annual Report to Stockholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Philip A. Harding
Chairman of the Board and CEO

MULTI-FINELINE ELECTRONIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 21, 2006

To the Stockholders of Multi-Fineline Electronix, Inc.:

The Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614 on Tuesday, March 21, 2006, at 9:00 a.m. Pacific Standard Time, for the following purposes:

1. To elect two Class II directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm;

3. To approve the amendment and restatement of the Company’s 2004 Stock Incentive Plan; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on January 23, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 3140 East Coronado Street, Anaheim, California 92806, for ten days before the meeting.

It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Christine Besnard
General Counsel and Secretary

January 25, 2006

MULTI-FINELINE ELECTRONIX, INC.

3140 EAST CORONADO STREET

ANAHEIM, CALIFORNIA 92806

(714) 238-1488

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614, on Tuesday, March 21, 2006, at 9:00 a.m. Pacific Standard Time, and any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about January 30, 2006.

Who Can Vote

Stockholders of record at the close of business on January 23, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 24,285,287 shares of common stock, $0.0001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for Class II director listed in this Proxy Statement, FOR the ratification of the appointment of the Company’s independent registered public accounting firm and FOR the approval of the amendment and restatement of the Company’s 2004 Stock Incentive Plan.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote

Directors are elected by a plurality vote. The two nominees for Class II director who receive the most votes cast in their favor will be elected to serve as directors. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of seven members divided into three classes, each serving staggered three-year terms as follows:

•	Class I, whose term will expire at the annual meeting of stockholders to be held in 2008;

•	Class II, whose term will expire at the Annual Meeting; and

•	Class III, whose term will expire at the annual meeting of stockholders to be held in 2007.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board has recommended, and the Board has designated, Richard J. Dadamo and Choon Seng Tan to be elected at the Annual Meeting. If elected at the Annual Meeting, each Class II director will hold office until the Annual Meeting of Stockholders in 2009 and until their successors are duly elected and qualified unless they resign or are removed.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board, taking into account any recommendation by the Nominating Committee, to fill the vacancy.

Biographical information concerning each of the directors and nominees for director as of the date of this Proxy Statement is set forth below.

Name	Age	Position
Peter Blackmore	58	Class I director
Richard J. Dadamo	77	Class II director and nominee for election as Class II director
Philip A. Harding	73	CEO, Chairman of the Board (Class I director)
Sanford L. Kane	63	Class III director
Huat Seng Lim, Ph.D.	61	Class III director
Choon Seng Tan	53	Class II director and nominee for election as Class II director
Sam Yau	57	Class I director

Peter Blackmore has served on the Board since March 2005. Since February 2005, Mr. Blackmore has served as Executive Vice President of Unisys Corporation and is a corporate officer of that company. From 1991 through August 2004 Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Prior to joining Compaq, Mr. Blackmore served as the Marketing Director, UK for Xerox Corporation from 1988 through 1991 and the Strategy Director, UK for Xerox from 1986 through 1988. Mr. Blackmore also spent 16 years at Burroughs Business Systems (now Unisys Corporation) from 1970 through 1986 in various management positions in both Europe and the United States. Mr. Blackmore holds a B.A. and an M.A. in economics from Trinity College, Cambridge and has attended the Advanced Management Program at INSEAD, France and Compaq’s Management Courses at Harvard Business School and London Business School.

Richard J. Dadamo has served on the Board since July 1999. Since March 1981, Mr. Dadamo has served as the principal of RJD Associates, Inc., a management consulting firm. From August 1998 to February 1999, Mr. Dadamo served as interim Chief Executive Officer of DPAC Technologies Corp., a technology component packaging company, and has served as the Chairman of the board of directors of DPAC from March 1999 until present. Mr. Dadamo has also held senior positions at The Earth Technology Corporation, American International Devices, TRW, Inc. and Electronic Memories and Magnetics Corporation. Mr. Dadamo has published five books on management. Mr. Dadamo holds an M.S. from Drexel Institute of Technology, a B.S. from Pennsylvania State University and has completed the Executive Management Program at the University of Southern California.

Philip A. Harding has served as the Company’s Chief Executive Officer since January 1988 and as a director since September 1988. In December 2003, Mr. Harding assumed the position of Chairman of the Board. Prior to joining the Company, Mr. Harding served as the Chief Executive Officer of Weltec Digital Corporation from 1984 to 1987. From 1981 to 1984, Mr. Harding served as the President of the Remex Division of Excello Corporation, or Excello, after joining Excello in 1979 as the Vice President of Engineering. Prior to joining Excello, Mr. Harding served as the General Manager of the Commercial Systems Division of Electronic Memories and Magnetics Corporation from 1973 to 1979. Each of these companies manufactured computer peripherals and components. From February 1988 to March 2004, Mr. Harding served as Chief Executive Officer of Wearnes Hollingsworth Corporation, an electronic connector company and a member of the WBL Corporation group of companies. Mr. Harding served as Chairman of the board of directors of Advanced Logic Research, Inc., a former member of the WBL Corporation group of companies, from October 1985 to March 1988. Mr. Harding also served as a member of the board of directors of MFS Technology Ltd., a member of the WBL Corporation group of companies, from October 1994 to September 2000. Mr. Harding holds a B.S.E.E. from Cooper Union College and an M.S. from Columbia University.

Sanford L. Kane has served on the Board since June 2004. Since April 2005, Mr. Kane has been serving as the interim Chief Executive Officer of Metara, Inc., a privately held semiconductor equipment manufacturer. Since 1992, Mr. Kane has served as the President of Kane Concepts Incorporated, a management consulting firm. From January 2000 to December 2000, Mr. Kane served as the Chairman of the board of directors and Chief Executive Officer of Legacy Systems Incorporated, a semiconductor equipment manufacturer. From January 1993 to April 1995, Mr. Kane served as Chairman of the board of directors and Chief Executive Officer of Tower Semiconductor Ltd. From October 1990 to January 1992, Mr. Kane served as President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, Mr. Kane served as President and Chief Executive Officer of U.S. Memories, Inc. Prior to July 1989, Mr. Kane spent 27 years with International Business Machines, Inc., or IBM, in various managerial and technical positions, most recently as Vice President of Industry Operations-General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH, an industry consortium, and the Semiconductor Industry Association. Mr. Kane

currently serves as a member of the board of directors of two privately held companies. Mr. Kane holds a B.S. in industrial engineering from New York University and an M.S. in engineering administration from Syracuse University.

Huat Seng Lim, Ph.D., has served on the Board since December 2001. Since January 1, 2005, Dr. Lim has served as the Group General Manager (WearnesTech Solutions & Special Projects) for WBL Corporation, a multi-national company listed on the Singapore Exchange and parent company of Wearnes Technology Pte. Ltd. (“Wearnes Technology”) and United Wearnes Technology Pte. Ltd. (“United Wearnes”). From July 1, 2001 through December 2004, Dr. Lim served as the Group General Manager of Wearnes Technology, a subsidiary of WBL Corporation engaged in contract manufacturing services and technology. Dr. Lim has also served on the boards of directors of several of WBL Corporation’s associate companies. From June 2000 to July 2001, Dr. Lim served as Executive Vice President of Trans Capital Berhad, an EMS company listed on the Malaysian Stock Exchange. From September 1998 to May 2000, Dr. Lim served as President of COB Technology Sdn. Bhd., an EMS company in Malaysia. From 1995 to September 1998, Dr. Lim served as Vice President and Managing Director Asia Pacific of Packard Bell NEC Inc. and, from 1989 to 1994, Dr. Lim served in various capacities, and finally as a Vice President and a division officer of Compaq Computer Corporation. He also held senior management positions in several multinational corporations, including Digital Equipment Corporation and Sime Darby Berhad. Dr. Lim has also served as a professor at the University of Science of Malaysia and as a computer consultant to the Prime Minister’s Department of Malaysia. Dr. Lim holds a B.E.E. (Honors) from the University of Queensland, Australia and a Ph.D. in computer science from the University of London, United Kingdom.

Choon Seng Tan has served on the Board since January 2005. Since December 2004, Mr. Tan has served as the Chief Executive Officer and a director of WBL Corporation, a multi-national company listed on the Singapore Exchange and parent company of Wearnes Technology and United Wearnes. Mr. Tan served as the Vice President and Managing Director, South East Asia of Hewlett-Packard Singapore, an IT product and services company from June 2002 through November 2004. From 1996 through 2002, Mr. Tan served in various senior management roles with Compaq, including Vice President and Managing Director of Compaq Computer Asia and Corporate VP, Director and Director of Finance and Strategic Planning for Compaq Computers Asia Pacific. Mr. Tan held various management positions at Hewlett-Packard Far East Ltd. from 1989 through 1996, including Director-Finance and Human Resources and Chief Financial Officer, Singapore. Mr. Tan holds a B.A.C.C. from the University of Singapore.

Sam Yau has served on the Board since June 2004. Since 1997, Mr. Yau has been a private investor. From 1995 to 1997, Mr. Yau served as Chief Executive Officer of National Education Corporation. From 1993 through 1994, Mr. Yau served as Chief Operating Officer of Advacare, Inc., a medical services company. Mr. Yau currently serves as a member of the board of directors of SRS Labs, Inc., a provider of audio and voice technology solutions. Mr. Yau also served as a Past Chairman of the Forum for Corporate Directors in Orange County. Mr. Yau holds a B.S.S. in economics from the University of Hong Kong and an M.B.A. from the University of Chicago.

Board Meetings and Committees

The Board held 12 meetings during the fiscal year ended September 30, 2005. In fiscal year 2005, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Board encourages the directors to attend the annual meetings of its stockholders. In 2005, all of the directors then serving on the Board attended the annual meeting.

The Board has a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”) rules, with the exception of Dr. Lim who serves on both the Compensation Committee and the Nominating Committee. Dr. Lim is not deemed independent under the applicable rules because he serves as Group General Manager (WearnesTech Solutions & Special Projects) for WBL Corporation, whose subsidiaries in turn own a majority of the outstanding Common Stock. However, in accordance with the Nasdaq rules, the Board has determined that exceptional and limited circumstances exist, due in part to the majority stockholder position of the WBL Corporation entities, and that it is in the best interests of the Company and its stockholders that Dr. Lim serve as a member of these committees.

In addition, each member of the Compensation Committee qualifies as a non-employee director for purposes of Section 162(m) of the Internal Revenue Code. The Board has approved a charter for each of these committees that can be found on the Company’s website at www.mflex.com.

Audit Committee

Number of Members:	Three

Members:	Mr. Dadamo
Mr. Kane (Chairman)
Mr. Yau

Number of Meetings:	Six

Functions:

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accounting firm and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and for ensuring that such accounting firm is independent of management. Mr. Kane is the Company’s audit committee financial expert as currently defined under the rules of the SEC.

Compensation Committee

Number of Members:	Four

Members:	Mr. Blackmore
Mr. Dadamo (Chairman)
Dr. Lim
Mr. Yau

Number of Meetings:	Six

Functions:

The Compensation Committee determines the Company’s general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the entire Board. In addition, the Compensation Committee reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

Number of Members:	Five

Members:	Mr. Blackmore
Mr. Dadamo
Mr. Kane
Dr. Lim
Mr. Yau (Chairman)

Number of Meetings:	Three

Functions:

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market and the SEC. The Nominating Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating Committee will consider various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, by any executive search firm engaged by the Nominating Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating Committee in writing with any supporting material the stockholder considers appropriate. Once a slate of candidates is chosen by the Nominating Committee, the Nominating Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the Company’s principal executive offices, addressed to the attention of the Company’s Secretary, not earlier than 90 days nor more than 120 days in advance of the date the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Company’s Secretary not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made. Information required by the Bylaws to be in the notice include the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The Nominating Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to: Secretary, Multi-Fineline Electronix, Inc., 3140 East Coronado Street, Anaheim, California 92806. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board

If you wish to communicate with the Board, you may send your communication in writing to: General Counsel, Multi-Fineline Electronix, Inc., 3140 East Coronado Street, Anaheim, California 92806. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The General Counsel will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Compensation of Directors

Although employees of WBL Corporation and its subsidiaries who serve on the Board are entitled to receive the same compensation as other non-employee members of the Board, they have informed the Company that they are not authorized by WBL Corporation or its subsidiaries to accept monetary payments or equity awards, and thus, the Company has not made any payments or granted any stock options in fiscal 2005 to directors who are employees of WBL Corporation or its subsidiaries.

The Company pays its other non-employee Board members the following fees related to their service on the Board:

•	annual retainer of $15,000, payable in equal quarterly installments;

•	per Board meeting fee of $2,500 for meetings attended;

•	per committee meeting fee of $1,500 for meetings attended; and

•	annual retainer for serving as Board or committee chairman of $4,000, payable in equal quarterly installments.

If a Board member attends less than 75% of the Board meetings held in any given year, the Board member would receive (i) the per meeting fee for the meetings he/she actually attended during such year and (ii) a percentage of the annual Board retainer equal to the proportion of total Board meetings attended to the total Board meetings scheduled. Additionally, the Company reimburses the directors for reasonable expenses in connection with attendance at Board and committee meetings.

During the 2005 fiscal year, the Company’s non-employee directors, except directors who are employees of WBL Corporation or its subsidiaries, received a non-discretionary, automatic grant of a nonstatutory stock option under the Company’s 2004 Stock Incentive Plan. A non-employee director was automatically granted an initial nonstatutory option to purchase 30,000 shares of Common Stock upon first becoming a member of the Board. The initial option vested and became exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant date and the remainder vesting monthly thereafter. The day following the Company’s regularly scheduled annual meeting of stockholders, each non-employee director was automatically granted a nonstatutory option to purchase 15,000 shares of Common Stock, provided the director had served on the Board for at least six months. Each of these options will be fully vested and exercisable on the first anniversary of the date of grant. All of the options granted to non-employee directors had a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and are subject to accelerated vesting if the Company is subject to a change of control.

Effective in January 2006, the Board amended the 2004 Stock Incentive Plan, subject to stockholder approval and as further outlined in “Proposal 3—Approval of Amendment and Restatement of 2004 Stock Incentive Plan,” to provide that in lieu of nonstatutory stock options, non-employee directors will be eligible to receive non-discretionary, automatic grants of a restricted stock unit (“RSU”). As amended, the plan provides that a non-employee director will automatically be granted an initial RSU for 4,000 shares upon first becoming a member of the Board. The initial RSU grant will vest equally over three years. Immediately after the Company’s regularly scheduled annual meeting of stockholders, each non-employee director will be automatically granted a RSU for 2,000 shares, provided the director has served on the Board for at least six months, was not elected to the Board for the first time at such meeting and will continue to serve as a member of the Board. Each annual RSU grant will be fully vested on the earlier to occur of (i) the anniversary of the date of grant and (ii) the next annual meeting of stockholders. Both the initial RSU grants and the annual RSU grants are subject to accelerated vesting if the Company is subject to a change of control. RSUs are typically settled on the vesting date in shares of Common Stock or cash based on the fair market value of the Common Stock at the time of settlement.

Compensation Committee Interlocks and Insider Participation

During various times within the 2005 fiscal year, Messrs. Blackmore, Dadamo and Yau and Dr. Lim and former director Ronald E. Ragland each served as members of the Compensation Committee. None of the members of the Compensation Committee at any time has been one of the Company’s officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

Dr. Lim, a member of the Company’s Compensation Committee, currently serves as Group General Manager (WearnesTech Solutions & Special Projects) for WBL Corporation, whose subsidiaries own a majority of the outstanding Common Stock. As discussed below under “Certain Relationships and Related Transactions,” the Company has several agreements and relationships with WBL Corporation and its affiliated entities.

Required Vote

The two Class II nominees receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting in person or by proxy will be elected as directors. Each proxy cannot be voted for a greater number of persons than two.

The Board recommends a vote “FOR” election as director of the Class II nominees.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. PricewaterhouseCoopers LLP has audited the Company’s financial statements since fiscal year 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to questions. Although stockholder ratification of the Company’s appointment of its independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of PricewaterhouseCoopers LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for fiscal 2005 and 2004 and fees billed for other services rendered by PricewaterhouseCoopers LLP.

	Fiscal Year Ended September 30,
	2005	2004
Audit Fees(1)	$886,842	$334,200
Audit-Related Fees(2)	138,947	899,000
Tax Fees(3)	511,057	234,987
All Other Fees	—	—

Total	$1,536,846	$1,468,187

(1)	Audit fees in fiscal 2005 consisted of fees paid for the annual audit and the Sarbanes-Oxley 404 audit. Audit fees paid in fiscal 2004 consisted of fees paid for the annual audit.
(2)	Audit-related fees in fiscal 2005 consisted of fees paid for services rendered in connection with the Company’s quarterly reviews. Audit-related fees in fiscal 2004 consisted of fees paid for services rendered in connection with the Company’s initial public offering, quarterly reviews and financial reporting standard guidance.
(3)	Tax fees related to compliance with Federal, State, local and foreign tax regulations as well as tax return preparation services were $99,380 and $92,500 for the years ended September 30, 2005 and 2004, respectively. Tax fees related to assistance provided with respect to the review and audit of tax matters by government agencies and tax authorities, including consultations on technical tax matters were $411,677 and $142,487 for the years ended September 30, 2005 and 2004, respectively.

Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the Company’s independent accountants to perform any service that the independent accountants would be prohibited from providing under applicable securities laws or Nasdaq requirements. In assessing whether to approve use of the Company’s independent accountants for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the independent accountants. The Audit Committee will approve permitted non-audit services by the Company’s independent accountants only when it will be more effective or economical to have such services provided by the independent accountants’ firm. The Audit Committee has granted Mr. Kane, Chairman of the Audit Committee, the discretion to determine whether non-audit services proposed to be performed by PricewaterhouseCoopers LLP require the review of the entire Audit Committee, and in any situation where he deems it appropriate, Mr. Kane, acting alone, has been granted authority by the Audit Committee to negotiate and approve the engagement and/or terms of any non-audit service for the Company by PricewaterhouseCoopers LLP within the guidelines mentioned above. Mr. Kane reports regularly to the Audit Committee on any non-audit services he approves pursuant to such authority. During the fiscal year ended September 30, 2005, all audit and non-audit services performed by the Company’s principal independent registered public accounting firm were approved in advance by the Audit Committee, or by Mr. Kane on behalf of the Audit Committee.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. If ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accounting firm but will not be required to select different independent auditors for the Company.

The Board recommends a vote “FOR” ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2004 STOCK INCENTIVE PLAN

General

The stockholders are being asked to approve an amendment and restatement of the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by the Board of Directors on January 11, 2006, subject to stockholder approval. The Board of Directors amended the 2004 Plan to substitute restricted stock units for nonqualified stock options which are automatically granted to non-employee directors under the 2004 Plan. The Company believes that the automatic grant of restricted stock units will provide more effective incentives to its directors to continue to focus on critical long-range objectives of the Company and encourage the attraction and retention of such individuals.

Set forth below is a summary of the 2004 Plan, which is qualified in its entirety by the specific language of the 2004 Plan. A copy of the 2004 Plan presented for stockholder approval is included at the end of this Proxy Statement as Appendix A. Stockholders are urged to read the complete text of the 2004 Plan.

Background of the 2004 Plan

The 2004 Plan was originally adopted by the Board and approved by the Company’s stockholders in June 2004. The 2004 Plan is administered by the Compensation Committee. The 2004 Plan provides for the grant of options to purchase shares of Common Stock, restricted stock, stock appreciation rights and stock units. Incentive stock options may be granted to employees (as defined in the 2004 Plan). Nonstatutory stock options and other stock-based awards may be granted to employees, non-employee directors, advisors and consultants. As of December 31, 2005, approximately 8,698 employees and six non-employee directors were eligible to be considered for the grant of awards under the 2004 Plan. The number of advisors and consultants who are eligible to be considered for the grant of awards under the 2004 Plan cannot be determined because the Compensation Committee has discretion to select these participants. The Board can amend or modify the 2004 Plan at any time, with stockholder approval, if required. The 2004 Plan terminates 10 years after its adoption, unless earlier terminated by the Board.

Shares Subject to the 2004 Plan

Under the 2004 Plan, 2,876,400 shares of Common Stock have been authorized for issuance. No participant in the 2004 Plan can receive option grants or stock appreciation rights for more than 1,000,000 shares total in any calendar year. The closing price for the Common Stock on The Nasdaq Stock Market as of January 18, 2006, was $49.33 per share.

Plan Features

The 2004 Plan provides for various awards, which are described below:

•	Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

The exercise price of incentive stock options is set by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock). The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the 2004 Plan or any other option plan adopted by the Company. The exercise price of a nonstatutory stock option is set by the Compensation Committee but may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of a stock appreciation right is set by the Compensation Committee.

Subject to the terms of the 2004 Plan, the Compensation Committee has the discretion to establish the terms of any specific award granted under the 2004 Plan, including any vesting arrangement and exercise period. In general, options granted to optionees other than non-employee directors will generally vest as to 1/4 of the shares one year after the date of grant and as to 1/48 of the total number of shares each month thereafter. In no event may options granted under the 2004 Plan be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock).

•	Restricted Share Awards and Restricted Stock Units

Restricted stock is a share award that may be conditioned upon continued employment, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, which will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. Shares may be awarded under the 2004 Plan for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services, or services rendered prior to the award, without a cash payment by the grantee.

Under the 2004 Plan, the Compensation Committee may also grant restricted stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the satisfaction of certain conditions established by the Compensation Committee and as set forth in a stock unit agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between the Company and each grantee. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is required of the recipient. Recipients of restricted stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

•	Nondiscretionary, automatic grants of awards of restricted stock units will be made to non-employee directors. A non-employee director who first joins the Board on or after March 21, 2006 will be granted automatically an initial award of restricted stock units equal to 4,000 shares on the date of his or her election to the Board. The initial award vests in equal annual installments over three years, with the first 1/3 of the restricted stock units subject to the initial award vesting on the first anniversary of the date of grant date. Immediately after each of the Company’s regularly scheduled annual meetings of stockholders, beginning with the annual meeting occurring on March 21, 2006, each non-employee director will be automatically granted an award of restricted stock units equal to 2,000 shares of the Common Stock, provided the director has served on the Board for at least six months. These restricted stock units will vest on the first anniversary of the date of grant or, if earlier, immediately prior to the Company’s next annual meeting of stockholders following the date of grant. Both the initial and annual award of restricted stock units become vested in full if a change of control occurs with respect to the Company during the director’s service. Restricted stock units are settled as they vest in shares of the Common Stock or, in the Company’s sole discretion, in cash. However, the stock unit award agreement evidencing the award of restricted stock units may provide for settlement of any or all of the vested restricted stock units upon a non-employee director’s termination of service as a member of the Board, or may provide that a non-employee director may elect to defer settlement of any or all vested restricted stock units, in each case in accordance with the terms and conditions of the applicable stock unit agreement.

•	In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustment will be made to the number of shares reserved for issuance under the 2004 Plan, including the limitation regarding the total number of shares underlying awards given to an individual participant in any calendar year and the number of restricted stock units automatically granted to outside directors, and other adjustments in order to preserve the benefits of outstanding awards under the 2004 Plan.

•	Generally, if the Company merges or engages in a similar type of transaction with or into another corporation, unless outstanding awards are assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity, the vesting or exercisability of outstanding awards may be accelerated by the Compensation Committee.

Options and Restricted Stock Units Granted

Because grants under the 2004 Plan are subject to the discretion of the plan administrator, awards under the 2004 Plan that will be made for the upcoming year are undeterminable, except with respect to the automatic grant of restricted stock units to non-employee directors which are described above. Future exercise prices for options granted under the 2004 Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of grant. Restricted stock units are settled on or after the vesting date in shares of Common Stock or, in the Company’s sole discretion, in cash.

As of January 23, 2006, the following persons or groups had in total, received options or restricted stock units under the 2004 Plan as shown in the table. Each option had an exercise price per share equal to the fair market value on the date of grant.

Name and Position	Number of Options	Number of Restricted Stock Units
Richard J. Dadamo, Director nominee	45,000	0
Choon Seng Tan, Director nominee	0	0
Philip A. Harding, Chief Executive Officer and Chairman	115,000	12,000
Reza Meshgin, President and Chief Operating Officer	85,000	10,000
Craig Riedel, Chief Financial Officer	57,000	4,000
Thomas Lee, Vice President of Operations	57,000	5,000
Charles Tapscott, Vice President and Chief Technology Officer	36,000	1,600
All current executive officers as a group (5 persons)	350,000	32,600
All current directors who are not executive officers as a group (6 persons)	195,000	0
All employees, including all current officers who are not executive officers, as a group	606,000	27,390

Certain Federal Income Tax Consequences

Optionees receiving incentive stock options granted under the 2004 Plan will not recognize income upon grant or exercise of the option under the Internal Revenue Code (the “Code”) unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

Optionees receiving nonstatutory stock options under the 2004 Plan will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long-term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of restricted stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

Subject to certain limitations, the Company is entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized. However, the deduction of compensation paid to certain executives may be subject to a $1,000,000 annual limit under Section 162(m) of the Code.

Any deferrals made under the 2004 Plan, including awards granted under the 2004 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. The Company intends to attempt to structure any deferrals and awards under the 2004 Plan to meet the applicable tax law requirements.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options, restricted shares, stock appreciation rights or restricted stock units, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death.

Required Vote

Approval will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event approval is not obtained, the amendment and restatement of the 2004 Plan will not become effective.

The Board recommends a vote “FOR” approval of the amendment and restatement of the 2004 Stock Incentive Plan.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 23, 2006 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table,” (iii) each of the Company’s current directors, (iv) each of the Company’s nominees for director and (v) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Multi-Fineline Electronix, Inc., 3140 East Coronado, Anaheim, California 92806. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of Common Stock beneficially owned is based on 24,285,287 shares outstanding as of January 23, 2006. In addition, shares issuable pursuant to options which may be exercised within 60 days of January 23, 2006 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Stockholders Owning More Than 5% of the Common Stock:
Entities affiliated with WBL Corporation Limited(1)	14,817,052	61%
Directors, Director Nominees and Executive Officers:
Philip A. Harding(2)	682,698	2.8%
Reza Meshgin(3)	97,314	*
Craig Riedel(4)	147,648	*
Thomas Lee(5)	95,648	*
Charles Tapscott(6)	29,999	*
Peter Blackmore(7)	7,500	*
Richard J. Dadamo(8)	49,999	*
Sanford L. Kane(9)	30,089	*
Huat Seng Lim, Ph.D.(10)	12,499	*
Choon Seng Tan	0	*
Sam Yau(11)	27,499	*
All current directors and executive officers as a group (11 persons)(12)	1,180,893	4.7%

*	Less than 1%
(1)	Represents 3,000,000 shares held by United Wearnes Technology Pte. Ltd. and 11,817,052 shares held by Wearnes Technology Pte. Ltd., each of which is a subsidiary of WBL Corporation. Huat Seng Lim, Ph.D., one of the Company’s directors, is the Group General Manager (WearnesTech Solutions & Special Projects) for WBL Corporation and Choon Seng Tan, one of the Company’s directors, is the Chief Executive Officer and a director of WBL Corporation. The principal business address for United Wearnes and Wearnes Technology is Wearnes Technology Building, 801 Lorong #07-00, Toa Payoh, Singapore 319319.
(2)	Includes 221,085 shares held of record by the Philip A. Harding and Barbara R. Harding Family Trust dated January 18, 1994 and 461,613 shares subject to options held by Mr. Harding that are exercisable within 60 days of January 23, 2006.
(3)	Consists of 97,314 shares subject to options that are exercisable within 60 days of January 23, 2006.
(4)	Includes 145,648 shares subject to options that are exercisable within 60 days of January 23, 2006 and 2,000 shares held of record.
(5)	Includes 85,648 shares subject to options that are exercisable within 60 days of January 23, 2006 and 10,000 shares held of record.

(6)	Includes 14,999 shares subject to options that are exercisable within 60 days of January 23, 2006 and 15,000 shares held of record.
(7)	Consists of 7,500 shares subject to options that are exercisable within 60 days of January 23, 2006.
(8)	Consists of 49,999 shares subject to options that are exercisable within 60 days of January 23, 2006.
(9)	Includes 27,499 shares subject to options that are exercisable within 60 days of January 23, 2006 and 2,590 shares held of record.
(10)	Consists of 12,499 shares subject to options that are exercisable within 60 days of January 23, 2006.
(11)	Consists of 27,499 shares subject to options that are exercisable within 60 days of January 23, 2006.
(12)	Includes 250,675 shares held of record and 930,218 shares subject to options that are exercisable within 60 days of January 23, 2006.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to the Company’s Chief Executive Officer and to the Company’s four other most highly compensated executive officers, whom are referred to collectively as the named executive officers, whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company during each of the fiscal years ended September 30, 2005, 2004 and 2003. The compensation described in this table does not include medical, group life insurance or other benefits which are generally available to all of the Company’s salaried employees.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary ($)		Bonus ($)(1)		Shares Underlying Options (#)	All Other Compensation ($)
Philip A. Harding Chief Executive Officer and Chairman	2005 2004 2003	$ $ $	272,356 259,615 223,077	$ $ $	186,400 198,000 127,000	0 115,000 22,500	$ $ $	12,767 15,944 11,217	(2) (3) (4)

Reza Meshgin President and Chief Operating Officer	2005 2004 2003	$ $ $	195,058 169,820 144,004	$ $ $	117,000 100,000 23,000	0 85,000 0	$ $ $	10,142 12,144 8,740	(5) (6) (7)

Craig Riedel Chief Financial Officer	2005 2004 2003	$ $ $	158,521 143,716 134,559	$ $ $	50,220 50,893 20,000	0 57,000 0	$ $ $	10,395 18,497 9,994	(8) (9) (10)

Thomas Lee Vice President of Operations	2005 2004 2003	$ $ $	173,702 147,316 159,753	$ $ $	57,600 53,393 20,000	0 57,000 0	$ $ $	13,834 38,416 9,705	(11) (12) (13)

Charles Tapscott Vice President and Chief Technology Officer	2005 2004 2003	$ $ $	129,763 123,660 120,671	$ $ $	41,100 30,505 12,000	0 36,000 0	$ $ $	11,018 10,109 10,006	(14) (15) (16)

(1)	The amount set forth under the column “Bonus” consists of the bonus paid for such fiscal year, regardless of the year in which the amount was actually paid.
(2)	This amount represents a $9,200 car allowance, $1,476 in long-term disability insurance (“LTD”) premiums paid by the Company and $2,091 in 401(k) contributions made by the Company.
(3)	In fiscal 2004 and 2005, the Company allowed employees to cash in a portion of their accrued vacation time (“vacation pay-out”). This amount represents $4,808 in vacation pay-out, a $7,913 car allowance, $1,476 in LTD premiums paid by the Company and $1,747 in 401(k) contributions made by the Company.
(4)	This amount represents an $8,180 car allowance, $1,476 in LTD premiums paid by the Company and $1,561 in 401(k) contributions made by the Company.

(5)	This amount represents a $7,200 car allowance, $927 in LTD premiums paid by the Company and $2,015 in 401(k) contributions made by the Company.
(6)	This amount represents $3,327 in vacation pay-out, a $7,200 car allowance, $927 in LTD premiums paid by the Company and $690 in 401(k) contributions made by the Company.
(7)	This amount represents a $7,200 car allowance, $927 in LTD premiums paid by the Company and $613 in 401(k) contributions made by the Company.
(8)	This amount represents a $7,200 car allowance, $910 in LTD premiums paid by the Company and $2,285 in 401(k) contributions made by the Company.
(9)	This amount represents $8,135 in vacation pay-out, a $7,200 car allowance, $910 in LTD premiums paid by the Company and $2,252 in 401(k) contributions made by the Company.
(10)	This amount represents a $7,200 car allowance, $910 in LTD premiums paid by the Company and $1,884 in 401(k) contributions made by the Company.
(11)	This amount represents $3,462 in vacation pay-out, a $7,200 car allowance, $968 in LTD premiums paid by the Company and $2,205 in 401(k) contributions made by the Company.
(12)	This amount represents $20,700 paid to Mr. Lee in connection with running the Company’s operations in China, $7,904 in vacation pay-out, a $7,200 car allowance, $968 in LTD premiums paid by the Company and $1,644 in 401(k) contributions made by the Company.
(13)	This amount represents a $7,200 car allowance, $968 in LTD premiums paid by the Company and $1,537 in 401(k) contributions made by the Company.
(14)	This amount represents $1,034 in vacation pay-out, a $7,200 car allowance, $853 in LTD premiums paid by the Company and $1,931 in 401(k) contributions made by the Company.
(15)	This amount represents a $7,200 car allowance, $853 in LTD premiums paid by the Company and $2,056 in 401(k) contributions made by the Company.
(16)	This amount represents a $7,200 car allowance, $853 in LTD premiums paid by the Company and $1,953 in 401(k) contributions made by the Company.

Stock Options

The following table sets forth certain information with respect to the stock options exercised by the named executive officers during the fiscal year ended September 30, 2005, and the number and value of the options held by each such individual as of September 30, 2005. No stock options or stock appreciation rights were granted to the named executive officers during the fiscal year ended September 30, 2005.

Aggregated Option Exercises in Fiscal Year 2005 and 2005 Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at September 30, 2005 (#)		Value of Unexercised In-the-Money Options at September 30, 2005 ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Philip A. Harding	3,000	$61,320	449,636	79,064	$11,483,415	$1,523,563
Reza Meshgin	80,000	1,574,177	88,461	58,439	2,095,343	1,126,120
Craig Riedel	20,000	429,300	139,711	39,189	3,604,816	755,172
Thomas Lee	70,000	1,110,846	89,711	39,189	2,234,311	755,172
Charles Tapscott	141,900	3,612,241	11,249	24,751	216,768	476,952

(1)	Calculated on the basis of the fair market value of the underlying securities at September 30, 2005 ($29.27 per share) minus the exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnification agreements with each of its executive officers and directors. In addition, the Company’s executive officers and directors are indemnified under Delaware General Corporation Law and the Company’s Bylaws to the fullest extent permitted under Delaware law.

As discussed above under “Security Ownership of Certain Beneficial Owners and Management,” WBL Corporation and its affiliated entities beneficially own 61% of the outstanding Common Stock. Choon Seng Tan, the Chief Executive Officer of WBL Corporation, and Huat Seng Lim, Ph.D., the Group General Manager (WearnesTech Solutions & Special Projects) for WBL Corporation, are members of the Board. Set forth below is a brief description of the existing relationships and agreements between the Company and WBL Corporation and its affiliated entities.

On October 25, 2005, the Company entered into an Amended and Restated Stockholders Agreement with WBL Corporation, Wearnes Technology and United Wearnes. The amended agreement provides, among other things, that:

•	The historical right of the WBL Corporation entities to recommend to the Nominating Committee for nomination as a director up to one-third of the Board was eliminated, as were certain previous restrictions on the ability of those entities to purchase additional shares of the Common Stock, to enter into financing arrangements that might indirectly affect the Company, and to vote their shares to remove the Bylaw provision requiring that a majority of the Board be independent;

•	The WBL Corporation entities will have the right to approve the appointment of any new chief executive officer or the issuance of securities that would reduce the WBL Corporation entities’ effective stock ownership below a majority of the shares outstanding; and

•	WBL Corporation will, for a period of two years and thereafter subject to the parties’ mutual agreement, use reasonable efforts to provide the Company with access to additional manufacturing facilities and packaging services while the Company’s manufacturing facilities are being expanded.

The agreement will terminate when the WBL Corporation entities no longer own at least one-third of the outstanding Common Stock, measured on a fully diluted basis.

In November 2003, the Company executed a $25 million credit facility with Norddeutsche Landesbank Girozentrale which was guaranteed in full by WBL Corporation. In connection with the Company’s initial public offering, the credit facility was reduced to $15 million and WBL Corporation’s guarantee was reduced to an amount equal to the percentage of the outstanding stock owned by WBL Corporation, subject to a minimum guarantee of 40% of the outstanding balance of the credit facility. During fiscal year 2005, this credit facility was amended to, among other things, eliminate the WBL Corporation guarantee. As of September 30, 2005, the Company had no outstanding balance on this line of credit.

From time to time, the Company makes sales to, and purchases from, WBL Corporation and its affiliates. During the fiscal year ended September 30, 2005, the Company purchased products and materials of $1.5 million from these entities and sold products and materials for $368,000 to these entities. As of September 30, 2005, the Company owed a total of $334,000 to WBL Corporation and its affiliates, and WBL Corporation and its affiliates owed the Company a total of $421,000. The Company believes that the commercial transactions described above were made or entered into on terms that are no less favorable to the Company than those the Company could obtain from unaffiliated third parties.

The Company files a combined California income tax return with Wearnes Hollingsworth Corporation, an affiliate of WBL Corporation, pursuant to a tax sharing agreement. The tax sharing agreement provides that the Company will pay Wearnes Hollingsworth Corporation for the California state income tax benefit realized by filing the combined California tax return. During the year ended September 30, 2005, the Company made no payment to Wearnes Hollingsworth Corporation pursuant to the tax sharing agreement.

Management fees may be charged to the Company by an affiliate of WBL Corporation, pursuant to a Corporate Services Agreement between the Company and such entity. Under this agreement, the Company may be billed for services on a time and materials basis. For the year ended September 30, 2005, no services were provided under this agreement.

The following pages contain a report issued by the Compensation Committee relating to executive compensation for 2005, a report issued by the Audit Committee relating to its review of the accounting, auditing and financial reporting practices of the Company and a chart titled “Stock Price Performance Graph.” Stockholders should be aware that under SEC rules, the Report of the Compensation Committee of the Board on Executive Compensation, the Report of the Audit Committee of the Board and the Stock Price Performance Graph are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

The Compensation Committee operates under a written charter adopted by the Board of Directors (the “Board”) on April 12, 2004, as amended from time to time and amended on December 5, 2005. A copy of the Compensation Committee Charter is available on the Company’s website at www.mflex.com. The members of the Compensation Committee are Peter Blackmore, Richard J. Dadamo (Chairman), Huat Seng Lim, Ph.D., and Sam Yau, each of whom is a non-employee director under Section 162(m) of the Internal Revenue Code, and each of whom, except for Dr. Lim, meets the independence standards established by The Nasdaq Stock Market. The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock incentive plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board.

Compensation Philosophy and Objectives for Executive Officer Compensation

The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the flexible printed circuit, electronic products packaging and electronic manufacturing services industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, performance-based bonuses and periodic stock grants, which are discussed separately below.

The Company generally intends to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2005 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by (i) the CEO for the President/COO and (ii) the President/COO for the Company’s other executive officers (other than the CEO), and based upon such review approves salaries and raises for such executive officers and makes a recommendation to the entire Board for approval of these salaries. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within the Company’s industry.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting corporate and financial objectives. Bonuses paid for fiscal 2005 were determined on a case by case basis, with fifty percent of such bonuses being based on Company financial metrics, namely revenue and profit after tax, and fifty percent of such bonuses being based on individual goals. For officers other than the CEO, the Compensation Committee evaluated each executive officer with the CEO and/or the President/COO as described above to determine the bonus for the fiscal year. The Compensation Committee approved the executive officer bonuses and then recommended them to the Board, where they were approved by the entire Board.

Stock Grants

The Compensation Committee administers the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) for executive officers, employees, consultants and outside directors, under which, prior to December 2005, it granted options to purchase the Company’s Common Stock with an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. Beginning in December 2005, the Compensation Committee began granting restricted stock units under the 2004 Plan in lieu of stock options. Prior to 2004, the Company made stock option grants under its 1994 Stock Plan. The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock aligns the interests of the Company’s executive officers with those of its stockholders and promotes retention of key personnel, which is also in the best interest of the stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock grants as appropriate. At its discretion, from time to time the Compensation Committee may also make stock grants based on individual and corporate achievements.

Grants made to the CEO and other executive officers of the Company are approved by the Compensation Committee, and then recommended for approval by the Compensation Committee to the entire Board. The Compensation Committee determines the number of shares underlying each grant of stock options or restricted stock units based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry. During fiscal 2005, the Compensation Committee did not make any grant of stock options or restricted stock units to any executive officer, as the Company was in the process of evaluating the change from stock options to restricted stock units. Grants of restricted stock units were made to executive officers in the first quarter of fiscal 2006, at the same time as the Compensation Committee made grants to other employees of the Company.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation (including bonus and stock grants) of the CEO using generally the same criteria as for the other executive officers. For fiscal 2005, the Compensation Committee reviewed Mr. Harding performance as CEO based on factors which included the Company’s financial results, Mr. Harding’s execution of planning initiatives and growth strategies and the Company’s industry concentration. Fifty percent of such review was based upon financial metrics, with the other half being split among the qualitative factors. In November 2005, the Compensation Committee approved, and recommended to the Board for approval (which approval was granted by the Board), a bonus of $186,400 for Mr. Harding’s service in fiscal 2005. As noted above, the Company did not make any stock grant to executive officers in fiscal 2005. However, in the first quarter of fiscal 2006, Mr. Harding was awarded a restricted stock unit grant equal to 12,000 shares of Common Stock. The grant vests over a four-year period in equal annual installments, with the first 1/4 vesting on December 5, 2006. In determining the size of Mr. Harding’s grant, the Compensation Committee considered the growth of the business, the financial performance of the Company and the posturing of the Company for continued success.

Compensation Committee

Peter Blackmore

Richard J. Dadamo (Chairman)

Huat Seng Lim, Ph.D.

Sam Yau

STOCK PRICE PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on June 25, 2004 (the day of the Company’s initial public offering) in each of the Company’s Common Stock, the NASDAQ Index and the NASDAQ Electronic Components Index. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	6/30/04	9/30/04	9/30/05
Multi-Fineline Electronix, Inc.	$100.00	$93.70	$292.70
NASDAQ	100.00	93.41	106.85
NASDAQ Electronic Components	100.00	76.87	85.69

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) on April 12, 2004, as amended from time to time and amended on November 30, 2004. A copy of the Audit Committee Charter is available on the Company’s website at www.mflex.com. The members of the Audit Committee are Richard J. Dadamo, Sanford L. Kane (Chairman) and Sam Yau, each of whom meets the independence standards established by The Nasdaq Stock Market and the rules of the Securities and Exchange Commission.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2005 Annual Report on Form 10-K with the Company’s management and its independent auditors. The Audit

Committee met privately with the independent auditors and discussed issues deemed significant by the independent auditors, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with the independent auditors their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Richard J. Dadamo

Sanford L. Kane (Chairman)

Sam Yau

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any person holding more than 10% of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2005, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with, except that Mr. Kane, a director, filed his report with respect to his purchase of 2,100 shares of Common Stock after the filing deadline imposed by SEC rules.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 annual meeting of stockholders must be received by the Secretary of the Company no later than September 30, 2006 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2007 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. However, if the date of the 2007 annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, the Company must receive the stockholder’s notice not later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. The Company has hired The Altman Group, Inc. to act as its proxy solicitor for the Annual Meeting at a cost of approximately $4,500. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company, Attn: Investor Relations Department, 3140 East Coronado Street, Anaheim, California 92806, or contact Investor Relations at 714-573-1121. The Company will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy was delivered. Any such request should be addressed to the Company, Attn: Investor Relations Department, at the address listed above. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By Order of the Board

Christine Besnard
January 25, 2006	General Counsel and Secretary

The Company’s 2005 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 3140 East Coronado Street, Anaheim, California 92806, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of January 23, 2006, the stockholder was entitled to vote at the Annual Meeting.

Appendix A

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

(Adopted by the Board on June 15, 2004 and

amended and restated by the Board on January 11, 2006)

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

i

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

ii

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

iii

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

The Plan was adopted by the Board of Directors on June 15, 2004, effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”), and amended and restated by the Board of Directors on January 11, 2006. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date, or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company” shall mean Multi-Fineline Electronix, Inc., a Delaware corporation.

(h) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Notwithstanding the foregoing, the Fair Market Value of the Stock on the Effective Date shall be the price at which one share of Stock is offered to the public on such date pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate who holds an Award.

(u) “Plan” shall mean this 2004 Stock Incentive Plan of Multi-Fineline Electronix, Inc., as amended from time to time.

(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

(x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “Service” shall mean service as an Employee, Consultant or Outside Director.

(bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(cc) “Stock” shall mean the Common Stock of the Company.

(dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards, either at the time of the award or sale or thereafter, without the consent of the Offeree or Optionee) and to specify the provisions of the Restricted Stock Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Restricted Stock Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement if the Offeree’s or Optionee’s rights or obligations would be adversely affected;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Restricted Stock Agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.

(i) Each Outside Director who first joins the Board of Directors on or after March 21, 2006, and who was not previously an Employee, shall receive an Award of Stock Units equal to 4,000 Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. One-third of the Stock Units subject to the Award granted under this Section 4(b)(i) shall vest annually over a three-year period beginning on the first anniversary of the date of grant. Notwithstanding the foregoing, each Stock Unit subject to the Award granted under this Section 4(b)(i) shall become vested in full if a Change in Control occurs with respect to the Company during the Outside Director’s Service as a member of the Board of Directors.

(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring on March 21, 2006, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Award of Stock Units equal to 2,000 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Each Stock Unit subject to the Award granted under this Section 4(b)(ii) shall fully vest on the first anniversary of the date of grant; provided, however, that each such Stock Unit shall vest in full immediately prior to the next regular annual meeting of the Company’s stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Notwithstanding the foregoing, each Stock Unit subject to the Award granted under this Section 4(b)(ii) shall become vested in full if a Change in Control occurs with respect to the Company during the Outside Director’s Service as a member of the Board of Directors.

(iii) Any Stock Unit granted under this Section 4(b) shall be forfeited, and all rights of the Outside Director to or with respect to such Stock Unit shall terminate without any obligation on the part of the Company, upon the termination of an Outside Director’s Service as a member of the Board of Directors prior to the date on which such Stock Unit vests.

(iv) The Stock Units subject to Awards under this Section 4(b) shall be evidenced by a Stock Unit Agreement having such terms and conditions, consistent with the provisions of the Plan, as are determined by the Board in its sole discretion, to be executed by the Outside Director and the Company. Settlement of a Stock Unit subject to an Award granted under this Section 4(b) shall be made by the issuance of a number of Shares equal to the number of Stock Units that have vested or the Company, in its sole discretion, may substitute an equivalent amount of cash, and such settlement shall be made as soon as administratively practicable after the Stock Unit vests, subject to the terms and conditions of the applicable Stock Unit Agreement. Notwithstanding the preceding sentence, a Stock Unit Agreement evidencing an Award under this Section 4(b) may provide for settlement of any or all of the vested Stock Units upon the Outside Director’s termination of Service as a member of the Board of Directors, or may provide that an Outside Director may elect to defer settlement of any or all of the vested Stock Units, in each case in accordance with the terms and conditions of the applicable Stock Unit Agreement and Section 409A of the Code.

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 2,876,400 Shares. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Option/SAR Limitation. Subject to the provisions of Section 11, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 1,000,000 Shares.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c), and the Exercise Price of an NSO shall not be less 85% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, a Stock Option Agreement may specify that the exercise price of an NSO may vary in accordance with a predetermined formula. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(j) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option.

(k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(l) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR.

SECTION 10. STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Section 5(a) and (b);

(iii) The number of Stock Units to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17 shall be void and unenforceable against the Company.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Award previously granted under the Plan.

[Remainder of this page intentionally left blank]

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

SECTION 20. EXECUTION.

To record the amendment and restatement of the Plan by the Board of Directors on January 11, 2006, the Company has caused its authorized officer to execute the same.

MULTI-FINELINE ELECTRONIX, INC.

By

Name

Title

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

PROXY

MULTI-FINELINE ELECTRONIX, INC.

Proxy Solicited on Behalf of the Board of Directors of

the Company for Annual Meeting March 21, 2006

The undersigned hereby constitutes and appoints Philip A. Harding and Craig Riedel (each, a “Proxy” and together, the “Proxies”), and each of them, as true and lawful agents and proxies with full power in each, to represent the undersigned at the Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc. to be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California on Tuesday, March 21, 2006, at 9:00 a.m. Pacific Standard Time and at any postponement or adjournment thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

P	PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
R

O	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENT?

X

Y

☒	Please mark votes as in this example.
1.	Election of Directors. Nominees: (01) Richard J. Dadamo and (02) Choon Seng Tan

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐

☐	For all nominee(s) except as written above

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.			3.	Approval of the amendment and restatement of the 2004 Stock Incentive Plan.

	FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐

				4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Mark box at right if you plan to attend the Annual Meeting. ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

Please sign and date where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature Date Signature Date